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                                                                 Exhibit 2(l)(1)


                         POTTER ANDERSON & CORROON LLP

                            1313 NORTH MARKET STREET
                                  P.O. BOX 951
                        WILMINGTON, DELAWARE 19899-095 I


                                  302 984-6000
                                302 658-1192 FAX
                             www.potteranderson.com




                                                      November 18,2002


To Each of the Persons Listed
on Schedule I Attached Hereto

          RE: NEW COLONY INVESTMENT TRUST

Ladies and Gentlemen:

          We have acted as special Delaware counsel for New Colony Investment Trust, a Delaware statutory trust (the "Trust"), in connection with the proposed issuance of shares (collectively, the "Shares") in New Colony Equity Income Fund, a series of the Trust (the "Fund"). Initially capitalized terms used herein and not otherwise defined are used herein as defined in that certain Agreement and Declaration of Trust dated as of May 9, 2002, entered into among each Trustee signatory thereto (the "Declaration").

          For purposes of giving the opinions hereinafter set forth, we have examined only the following documents and have conducted no independent factual investigation of our own:

          1. The Certificate of Trust for the Trust, dated as of May 9, 2002, as filed in the Office of the Secretary of State of the State of Delaware (the "Secretary of State") on May 9,2002;

          2. The Declaration;

          3. The By-laws of the Trust as in effect on the date hereof;

          4. Resolutions of the Board of Trustees as in effect on the date hereof approving certain organizational matters of the Trust (the
"Organizational Resolutions");

          5. Resolutions of the Trustees as in effect on the date hereof designating the Fund as a series of the Trust, and approving the issuance of the Shares (collectively, the "Share Resolutions" together with the Organizational Resolutions, the "Resolutions");

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To each of the persons on
Schedule I attached hereto
November 18,2002
Page 2


          6. A Certificate of the Secretary of the Trust dated as of November 18, 2002 certifying as to the organizational documents of the Trust, certain authorizing resolutions, and the Resolutions (the "Officer's Certificate");

          7. A Certificate of Good Standing for the Trust obtained from the Secretary of State on the date hereof; and

          8. The registration statement on Form N-2 filed with the Securities and Exchange Commission on or about November 18,2002, pursuant to the Securities Act of 1933, as amended, covering the Shares (the "Registration Statement").

          As to certain facts material to the opinions expressed herein, we have relied upon the representations and warranties contained in the documents examined by us.

          Based upon the foregoing, and upon an examination of such questions of law of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

          1. The Trust has been duly created and is validly existing in good standing as a statutory trust under the laws of the State of Delaware, and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a statutory trust have been made.

          2. The Fund has been duly created and is validly existing as a series under Section 3804 of the Delaware Act.

          3. The Declaration constitutes the legal, valid and binding obligation of the Trustees, enforceable against the Trustees, in accordance with its terms.

          4. Subject to the other qualifications set forth herein (including, without limitation, paragraph 5 below), the Shares have been duly authorized and when the Shares shall have been otherwise issued and sold in accordance with the Declaration, the Resolutions, and the By-laws, such Shares will be validly issued, fully paid, and non-assessable undivided beneficial interests in the assets of the Fund.

          5. When and if the actions referred to in paragraph 4 have occurred, the holders of the Shares as beneficial owners of the Shares will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware, except that such holders of Shares may be obligated to (a) provide indemnity and/or security in connection with the issuance of

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To each of the persons on
Schedule I attached hereto
November 18,2002
Page 3


replacement certificates for lost or destroyed certificates, if any, representing such Shares, if such holders request certificates in accordance with the By-laws and such certificates are lost, (b) pay any sum of money or assessment that such holder has personally agreed to pay, and (c) pay amounts to the Trust's transfer agent, servicing agent or similar agent in accordance with
Section 4.06 of the Declaration.

          All of the foregoing opinions contained herein are subject to the following assumptions, qualifications, limitations and exceptions:

          a. The foregoing opinions are limited to the laws of the State of Delaware presently in effect, excluding the securities laws thereof. We have not considered and express no opinion on the laws of any other jurisdiction, including, without limitation, federal laws and rules and regulations relating thereto.

          b. We have assumed the legal capacity of any natural persons who are parties to any of the documents examined by us.

          c. The foregoing opinion regarding the enforceability of the Declaration is subject to (i) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, fraudulent transfer and similar laws relating to or affecting creditors rights generally including, without limitation, the Delaware Uniform Fraudulent Conveyance Act, the provisions of the United States Bankruptcy Code and the Delaware insolvency statutes, (ii) principles of equity including, without limitation, concepts of materiality, good faith, fair dealing, conscionability and reasonableness (regardless of whether such enforceability is considered in a proceeding in equity or at law), (iii) applicable law relating to fiduciary duties, and (iv) public policy limitations with respect to exculpation, contribution and indemnity provisions.

          d. We have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies conform with the originals.

          e. We have assumed that the Declaration, the By-laws, and the Resolutions, collectively, constitute the entire agreement with respect to the subject matter thereof, including (i) with respect to the creation, dissolution and winding up of the Trust and the Fund, (ii) the terms applicable to the Shares, and (iii) the power and authority of the Trustees.

          f. We have assumed that no event set forth in Section 8.02 of the Declaration has occurred with respect to the Trust or the Fund.

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To each of the persons on
Schedule I attached hereto
November 18,2002
Page 4


          g. Notwithstanding any provision in the Declaration to the contrary, we note that upon the occurrence of an event set forth in Section 8.02 thereof, with respect to the Trust or the Fund, as the case may be, the Trust or the Fund, as applicable, cannot make any payments or distributions to the holders of Units or Shares thereof, as the case may be, until their respective creditors' claims are either paid in full or reasonable provision for payment thereof has been made.

          h. With respect to the enforceability of any provision of the Declaration wherein the parties provide for the appointment of a liquidator, we note that upon the application of any beneficial owner, the Delaware Court of Chancery has the power, upon cause shown, to wind up the affairs of a Delaware statutory trust or series thereof and in connection therewith to appoint a liquidating trustee other than the one agreed to by the beneficial owners thereof.

          1. We have assumed that none of the By-laws or the Resolutions has been amended, modified, or revoked in any manner from the date of its adoption, and that each of the By-laws and the Resolutions remains in full force and effect on the date hereof.

          j. We have assumed that the facts in the Officer's Certificate were true and correct when made and have remained true and correct at all times since such date through and including the date hereof.

          k. We have assumed that the Trust maintains separate and distinct records for the Trust and the Fund, and that the Trust and the Trustees hold and account for the assets belonging to the Fund separately from the assets of other series of the Trust, if any, and the assets of the Trust generally, if any.

          1. We note that we do not assume responsibility for the contents of the Registration Statement.

          m. Except as expressly set forth in the opinions above, we express no opinion on any documents or agreements referred to, or incorporated by reference into, the the Declaration or the Registration Statement.

          This opinion is rendered solely for your benefit in connection with the matters set forth herein and, without our prior written consent, may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose. Sheannan & Sterling may rely on this opinion in connection with the matters set forth herein for its opinions delivered on even date herewith.

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To each of the persons on
Schedule I attached hereto
November 18,2002
Page 5


          We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,


                                        /s/ POTTER ANDERSON & CORROON LLP
                                        ----------------------------------------

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                                   Schedule I

J.F. DRISCOLL INVESTMENT CORP.

NEW COLONY INVESTMENT TRUST

NEW COLONY EQUITY INCOME FUND